                               CONVERTIBLE SECURED NOTE
                                  PURCHASE AGREEMENT

                                     BY AND AMONG


                              WESTMINSTER CAPITAL, INC.,

                               PHYSICIAN ADVANTAGE LLC,

                                  MICHAEL H. BURNAM

                                         AND

                                SHELDON A.E. ROSENTHAL


                                  NOVEMBER 20, 1997

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----


SECTION 1  PURCHASE OF THE NOTE. . . . . . . . . . . . . . . . . . . . . . . 2
           1.1   Purchase from Seller. . . . . . . . . . . . . . . . . . . . 2
           1.2   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 2  REPRESENTATIONS AND WARRANTIES OF INVESTOR. . . . . . . . . . . . 2
           2.1   Due Incorporation or Formation; Authorization of
                 Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 2
           2.2   No Conflict . . . . . . . . . . . . . . . . . . . . . . . . 3
           2.3   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 3
           2.4   Investigation . . . . . . . . . . . . . . . . . . . . . . . 3

SECTION 3  REPRESENTATIONS AND WARRANTIES OF SELLER AND
           THE PHYSICIANS. . . . . . . . . . . . . . . . . . . . . . . . . . 4
           3.1   Due Authorization and Execution . . . . . . . . . . . . . . 4
           3.2   Organization. . . . . . . . . . . . . . . . . . . . . . . . 4
           3.3   Capital Stock; Units. . . . . . . . . . . . . . . . . . . . 5
           3.4   Financial Statements. . . . . . . . . . . . . . . . . . . . 5
           3.5   No Undisclosed Liabilities. . . . . . . . . . . . . . . . . 6
           3.6   Absence of Certain Changes. . . . . . . . . . . . . . . . . 6
           3.7   Contracts and Commitments . . . . . . . . . . . . . . . . . 6
           3.8   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
           3.9   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 7
           3.10  Consents; No Conflicts. . . . . . . . . . . . . . . . . . . 7
           3.11  Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
           3.12  Accounts Receivable . . . . . . . . . . . . . . . . . . . . 8
           3.13  Compliance with Law . . . . . . . . . . . . . . . . . . . . 8
           3.14  Operation of the Business; Title to Assets. . . . . . . . . 8
           3.15  Seller's Units. . . . . . . . . . . . . . . . . . . . . . . 9

SECTION 4  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . 9
           4.1   Indemnification by Seller, Burnam and Rosenthal . . . . . . 9
           4.2   Indemnification by Investor . . . . . . . . . . . . . . . .10
           4.3   General Provisions. . . . . . . . . . . . . . . . . . . . .11

SECTION 5  CONDUCT OF BUSINESS
           PENDING REPAYMENT OF NOTE . . . . . . . . . . . . . . . . . . . .12
           5.1   Ordinary Course . . . . . . . . . . . . . . . . . . . . . .12
           5.2   No Acquisitions . . . . . . . . . . . . . . . . . . . . . .12
           5.3   No Dispositions . . . . . . . . . . . . . . . . . . . . . .12

                                                                            Page
                                                                            ----

           5.4   Employees . . . . . . . . . . . . . . . . . . . . . . . . .12
           5.5   Mortgages, Liens and Other Encumbrances . . . . . . . . . .12
           5.6   Material Agreements . . . . . . . . . . . . . . . . . . . .12
           5.7   Capital Expenditures. . . . . . . . . . . . . . . . . . . .12
           5.8   Limitation on Restricted Payments . . . . . . . . . . . . .12
           5.9   Limitation on Incurrence of Indebtedness. . . . . . . . . .13
           5.10  Board of Directors. . . . . . . . . . . . . . . . . . . . .13
           5.11  Physician Advantage LLC . . . . . . . . . . . . . . . . . .13
           5.12  Maintenance of Property, Insurance. . . . . . . . . . . . .13
           5.13  Corporate Franchise . . . . . . . . . . . . . . . . . . . .13
           5.14  Compliance With Law . . . . . . . . . . . . . . . . . . . .13
           5.15  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .13
           5.16  Transactions With Affiliates. . . . . . . . . . . . . . . .14
           5.17  Restriction On Fundamental Changes. . . . . . . . . . . . .14
           5.18  Agreements Affecting Units. . . . . . . . . . . . . . . . .14

SECTION 6  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .14
           6.1   Survival. . . . . . . . . . . . . . . . . . . . . . . . . .14
           6.2   Successors and Assigns. . . . . . . . . . . . . . . . . . .14
           6.3   Governing Law . . . . . . . . . . . . . . . . . . . . . . .14
           6.4   Counterparts. . . . . . . . . . . . . . . . . . . . . . . .15
           6.5   Titles and Subtitles. . . . . . . . . . . . . . . . . . . .15
           6.6   Notices . . . . . . . . . . . . . . . . . . . . . . . . . .15
           6.7   Amendments and Waivers. . . . . . . . . . . . . . . . . . .16
           6.8   Attorney's Fees . . . . . . . . . . . . . . . . . . . . . .16
           6.9   Entire Agreement. . . . . . . . . . . . . . . . . . . . . .16

                                      SCHEDULES


Schedule 3.4   -    Financial Statements
Schedule 3.7   -    Contracts and Commitments
Schedule 3.8   -    Taxes
Schedule 3.10  -    Consents, No Conflicts
Schedule 3.11  -    Assets


                                       EXHIBIT

Exhibit A - Convertible Secured Note

                     CONVERTIBLE SECURED NOTE PURCHASE AGREEMENT


          This CONVERTIBLE SECURED NOTE PURCHASE AGREEMENT (this "Agreement") is made and entered into this 20th day of November, 1997, by and among Physician Advantage LLC, a Delaware limited liability company ("Seller"), Michael H. Burnam ("Burnam") and Sheldon A.E. Rosenthal (Rosenthal, and collectively with Burnam, the "Physicians") and Westminster Capital, Inc., a Delaware corporation ("Investor").

          The parties hereby agree as follows:



                                      SECTION 1

                                 PURCHASE OF THE NOTE

          1.1 PURCHASE FROM SELLER. Subject to the terms and conditions of this Agreement, Investor agrees to purchase from Seller, and Seller agrees to sell to Investor, that certain Convertible Secured Note of Seller (the "Note") attached as EXHIBIT A hereto.

          1.2 CLOSING. The purchase and sale of the Note (the "Closing") shall take place at the offices of Investor, Suite M-10, 9665 Wilshire Boulevard, Beverly Hills, California on November 20, 1997. At the Closing,

               (a) Seller shall deliver to Investor the Note (duly endorsed to Investor), along with an addition to the Schedule of Loans attached thereto that shows the First Loan; and

               (b) Investor will make an initial Advance to Seller in the amount of $ 450,000 (the "Initial Advance").


                                      SECTION 2

                      REPRESENTATIONS AND WARRANTIES OF INVESTOR

          Investor hereby represents and warrants to Seller that:

          2.1 DUE INCORPORATION OR FORMATION; AUTHORIZATION OF AGREEMENT. Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease the properties of its business and to carry on its business as now conducted. Investor is duly licensed or qualified to do business and is in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder and under the Note. Investor has the corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Investor, and constitutes the legal, valid, and binding obligation of Investor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other similar laws of applicability relating to creditors rights and general equity principles.

          2.2  NO CONFLICT.

               (a) Neither the execution, delivery and performance of this Agreement nor the consummation by Investor of the transactions contemplated hereby, will (y) violate any provision of the Certificate of Incorporation or Bylaws of Investor; or (z) violate any judgment, order, decree, statute, law, ordinance, rule of regulation applicable to Investor or its properties or assets, other than such violations which individually or in the aggregate would not have a material adverse effect on the ability of Investor to consummate the transactions contemplated by this Agreement and under the Note.

               (b) No authorization, consent or approval of, or filing with, any public body or governmental authority is necessary for the consummation by Investor of the transactions contemplated by this Agreement.

          2.3  LITIGATION.

               (a) There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Investor, threatened against or affecting Investor or any of its properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit, or proceeding, which if adversely determined could) reasonably be expected to materially impair Investor's ability to perform its obligations under this Agreement; and Investor has not received any currently effective notice of any default, and Investor is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair Investor's ability to perform its obligations under this Agreement.

          2.4 INVESTIGATION. Investor is acquiring the Note based upon its own investigation, and the exercise by Investor of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis and expertise, except with respect to the information contained in
SECTION 2 and SECTION 3 hereof.  Investor's


                                          3.

acquisition of the Note is being made or was made for its own account for investment, and not with a view to the sale of distribution thereof. Investor is a sophisticated investor possessing an expertise in analyzing the benefits and risks associated with acquiring investments that are similar to the acquisition of the Note


                                      SECTION 3

             REPRESENTATIONS AND WARRANTIES OF SELLER AND THE PHYSICIANS

          Seller and each of the Physicians hereby represents and warrants to Investor, jointly and severally, as follows:

          3.1 DUE AUTHORIZATION AND EXECUTION. Seller has the power and authority necessary to execute and deliver this Agreement and the Note and to perform its obligations hereunder and thereunder. Seller has undertaken all actions necessary to authorize this Agreement and the Note and the performance of its obligations hereunder and thereunder. This Agreement and the Note have been duly and validly executed and delivered by Seller, and constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other similar laws of applicability relating to creditors rights and to general equity principles.

          3.2 ORGANIZATION. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, operate and lease the properties of its business and to carry on its business as now conducted.
Seller is duly licensed or qualified to do business and is in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect, individually or in the aggregate, on the condition (financial or otherwise), results of operations, prospects, properties, assets or business of Seller (a "Material Adverse Effect"). True and complete copies of the Certificate of Formation and Operating Agreement of Seller have been delivered to Investor. Such Certificate of Formation and Operating Agreement are in full force and effect. Seller is not in violation of any provision of its Certificate of Formation and Operating Agreement. Other than Access Managed Care, Inc. ("AMC") there are no subsidiaries, direct or indirect, of Seller. AMC is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, operate and lease the properties of its business and to carry on it business as now conducted. AMC is duly licensed or qualified to do business and is in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have Material Adverse Effect, individually or in the aggregate, on the condition (financial or otherwise), results of operations, prospects, properties, assets or business of AMC. True and complete copies of the Certificate of Incorporation and the Bylaws of AMC have been delivered to Investor. Such


                                          4.

Certificate of Incorporation and Bylaws are in full force and effect. AMC is not in violation of any provision of its Certificate of Incorporation or Bylaws. There are no subsidiaries, direct or indirect, of AMC.

          3.3  CAPITAL STOCK; UNITS.

               (a) The authorized Units (as defined in the Operating Agreement) of Seller consists in its entirety of one-thousand one hundred eleven (1,111) Units, of which, as of the date hereof, four hundred fifty
(450) are issued and outstanding and none are held in Seller's treasury. Seller's outstanding Units were duly authorized and validly issued and are fully paid and non-assessable. Seller's Units were issued in compliance with all applicable federal and state securities laws and none of Seller's outstanding Units were issued in violation of the preemptive or other similar rights of any securityholder of Seller. There is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating Seller to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any interest of Seller to any party.

               (b) The authorized capital stock of AMC consists in its entirety of 1,000,000 shares of Common Stock, $.001 par value per share, of which, as of the date hereof, 10,000 are issued and outstanding and 990,000 are held in AMC's treasury. The shares of AMC Stock contributed by Burnam and Rosenthal to Seller were duly authorized and validly issued and are fully paid and non-assessable. The AMC stock contributed by Burnam and Rosenthal to Seller constitutes all of the issued and outstanding capital stock of AMC. The AMC stock was issued in compliance with all applicable federal and state securities laws and none of the outstanding shares of AMC stock was issued in violation of the preemptive or other similar rights of any securityholder of AMC. The stock powers or other instruments of transfer and conveyance executed and delivered by Rosenthal and Burnam to Seller were valid and binding obligations of Burnam and Rosenthal, enforceable in accordance with their terms, and effectively vest in Seller good and marketable title to all of the AMC stock, free and clear of any and all claims, liens, pledges, options, charges, security interests, restrictions, encumbrances or other rights of third parties of any kind or nature whatsoever. There is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating AMC to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any interest of AMC to any party.

          3.4 FINANCIAL STATEMENTS. The balance sheet of Seller as of October 31, 1997 (the "Balance Sheet Date"), and the related statement of income for the ten (10) month period ended October 31, 1997, correct and complete copies of all of which are attached hereto as SCHEDULE 3.4 present fairly, in all material respects, the financial position and results of operations of Seller (including
AMC) as of the date and for the periods indicated, and have


                                          5.

been prepared in accordance with generally accepted accounting principles consistently applied.


          3.5 NO UNDISCLOSED LIABILITIES. Since the Balance Sheet Date, Seller has not assumed or incurred any liabilities or obligations except liabilities or obligations assumed or incurred in the ordinary course of business.


          3.6 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, there has not occurred: (i) any material adverse change in the condition (financial or otherwise), results of operations, properties, assets or business of Seller; (ii) any damage, destruction or loss, which is not adequately covered by insurance, which could have a Material Adverse Effect;
(iii) any increase in compensation payable or to become payable by Burnam or Rosenthal to the employees of Seller, other than increases made in the ordinary course of business; (iv) any sale or other disposition of any assets of Seller, other than sales or dispositions made in the ordinary course of business; (v) any creation of a pledge, security interest, encumbrance, lien or charge of any kind upon any properties or assets of Seller, except in the ordinary course of business; (vi) any material change in the method of allocation of expenses, liabilities or income between Seller and Burnam or Rosenthal or any other material change in the method of accounting or accounting practice; (vii) any material write-offs or write-downs of accounts receivable of Seller other than in the ordinary course of business; (viii) any discharge or payment of any material obligation or liability of Seller other than in the ordinary course of business; (ix) any material borrowings of Seller; (x) any capital expenditures or commitments for which Seller is liable for any addition to property, plant or equipment exceeding $5,000;
(xi) any material cancellation or waiver of any debts or any claims of Seller except in the ordinary course of business; (xii) any material increase in accounts payable of Seller; or (xiii) any agreement to take any action described in this SECTION 3.6.

          3.7 CONTRACTS AND COMMITMENTS. SCHEDULE 3.7 hereto sets forth all material contracts, commitments, leases, permits and other instruments binding upon Seller, Burnam, Rosenthal or AMC or that otherwise relate to Seller (including without limitation AMC's contracts with Tenet, NHMA and PHCA), other than purchase and sales orders entered into in the ordinary course of business. For purposes of this SECTION 3.7, "material" shall mean any contract, agreement, commitment, arrangement or understanding involving payment or receipt by Seller, Burnam, Rosenthal or AMC of an amount greater than or equal to $5,000 or having a duration or more than one (1) year, or otherwise material to Seller. Prior to the date of this Agreement Seller delivered to Investor true and complete copies of all items listed in SCHEDULE 3.7 hereto. Except as disclosed in SCHEDULE 3.7 hereto, all such contracts, commitments, leases, permits and instruments are in full force and effect and, to the best of Seller's knowledge, are valid, binding and enforceable in all material respects in accordance with their respective provisions, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and neither Seller, Burnam, Rosenthal or AMC, nor to the best of Seller's knowledge, any other party, is in default, nor has there


                                          6.

occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a default with respect to the payment or performance of any obligation thereunder, and no claim of such a default has been asserted and there is no reasonable basis upon which such a claim could validly be made.

          3.8 TAXES. Except as set forth on SCHEDULE 3.8 hereto, Burnam and Rosenthal have filed when due all federal, state, local and foreign tax returns required by applicable law to be filed with respect to the operations and assets of Seller and AMC, and have paid all amounts set forth thereon; there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to Seller or AMC, in respect of any tax of assessment, nor is any claim for additional tax or assessment asserted or, to Burnam's or Rosenthal's knowledge, threatened by any such authority; and all tax liabilities with respect to Seller and AMC (including, without limitation, federal, state, local, foreign, and other income, franchise, capital stock, employee's income withholding, foreign pension withholding, social security, unemployment, disability, payroll, real property, personal property, sales, use, transfer, or other tax, plus any interest, penalties or other charges in respect of the foregoing) have been or will be paid for all periods up to and including the Balance Sheet Date.

          3.9 LITIGATION. There is no action, suit, proceeding or investigation pending or, to Seller's knowledge, threatened against any of Burnam, Rosenthal, the Business or AMC, at law or in equity, before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would have a Material Adverse Effect or have a material adverse effect on the ability of either Seller, Burnam or Rosenthal to consummate the transactions contemplated by this Agreement; nor is there any judgment, decree, injunction, rule or order of any public body or governmental authority outstanding against Seller, Burnam, Rosenthal or AMC having any such effect.

          3.10 CONSENTS; NO CONFLICTS. Except as set forth on SCHEDULE 3.10 hereto,

               (a) none of Seller, Burnam, Rosenthal or AMC is a party to or bound by any mortgage, indenture, lien, deed of trust, lease, agreement, permit, concession, franchise, license, instrument, order, judgment or decree which would require the consent of another to the execution of this Agreement or the transactions contemplated hereby;

               (b) neither the execution, delivery and performance of this Agreement nor the consummation by Seller, Burnam and Rosenthal of the transactions contemplated hereby, will (w) violate any provision of the Certificate of Formation or Operating Agreement of Seller, (x) violate any provision of the Certificate of Incorporation or Bylaws of AMC, or (y) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, any mortgage, indenture, lease, instrument, permit, concession, franchise,


                                          7.

license or other agreement to which any of Seller, Burnam, Rosenthal, the properties or assets of Seller or AMC are parties to, beneficiaries of, or bound by, or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller, Burnam, Rosenthal, AMC or the properties or assets of the Seller other than such conflicts, violations, defaults, modifications, terminations, cancellations, or accelerations which individually or in the aggregate would not have a Material Adverse Effect or a material adverse effect on the ability of either Burnam or Rosenthal to consummate the transactions contemplated by this Agreement; and

               (c) no authorization, consent or approval of, or filing with, any public body or governmental authority is necessary for the consummation by either Burnam or Rosenthal of the transactions contemplated by this Agreement.

          3.11 ASSETS. The items listed on SCHEDULE 3.11 attached hereto include all of the personal property (or interests therein), machinery, tools, equipment, inventory and other property in which any of Seller, Burnam, Rosenthal or AMC has any right, title and interest and which are used in the conduct of the business by Seller, Burnam, Rosenthal and AMC.

          3.12 ACCOUNTS RECEIVABLE. All of the accounts received of Seller which are reflected on SCHEDULE 3.4 hereto and all of the accounts receivable of Seller which have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since the Balance Sheet Date) are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such accounts were sold and delivered in conformity in all material respects with the applicable purchase orders, agreements and specifications, and there are no rights of setoff or claims against such accounts receivable possessed by the account debtors of Seller and AMC. The allowance for doubtful accounts contained on SCHEDULE 3.4 hereto has been determined in accordance with GAAP.

          3.13 COMPLIANCE WITH LAW. Each of Seller, Burnam, Rosenthal and AMC is in compliance in all material respects with all applicable federal, state, local and foreign laws, statutes, licensing requirements, rules and regulations, and judicial or administrative decisions applicable to Seller, Burnam, Rosenthal and AMC. Except for any such licenses, permits, authorizations or approvals which are not individually or in the aggregate material to the conduct of Seller, Burnam and Rosenthal have been granted any and all licenses, permits (temporary and otherwise), authorizations and approvals from federal, state, local and foreign government regulatory bodies necessary to carry on the business as currently conducted, all of which are valid and in full force and effect. As of the date of this Agreement, there has been no order issued, investigation or proceeding pending or, to the best knowledge of Seller, threatened, or notice served with respect to, any violation of any law, ordinance, order, writ, decree, rule or regulation issued by any federal, state, local or foreign court or governmental agency or instrumentality applicable to the Business of AMC.



                                          8.

          3.14 OPERATION OF THE BUSINESS; TITLE TO ASSETS. The assets and agreements set forth on SCHEDULE 3.7 and SCHEDULE 3.11 hereto constitute all that is required to operate the Business as presently conducted. Seller owns and has good and marketable title to, or has valid leasehold interests as to, all of the assets listed on SCHEDULE 3.11 attached hereto, (collectively, the "Assets") and except for liens for the payment of state, local and foreign taxes not yet due or payable, all such Assets are free and clear of any conditions or restrictions on transfer or assignment and of any liens, pledges, charges, encumbrances, claims, security interests, easements, covenants or restrictions which could to any material extent interfere with the present use of such properties or assets or impair the operations of Seller.

          3.15 SELLER'S UNITS. The Units of Seller issuable upon the conversion of the Note are duly authorized and, if issued upon conversion of the Note, will be validly issued, fully paid and non-assessable, and not subject to any preemptive rights.


                                      SECTION 4

                                   INDEMNIFICATION

          4.1  INDEMNIFICATION BY SELLER, BURNAM AND ROSENTHAL.

               (a) Each of Seller, Burnam and Rosenthal agree, jointly and severally, and subject to the other terms and conditions of this Agreement, to indemnify Investor against, and hold it harmless from, all liabilities, damages, losses, taxes and costs, including without limitation attorneys' fees ("Indemnified Losses") incurred by it arising out of (i) the breach of any representation or warranty of Seller, Burnam or Rosenthal herein and (ii) the formation of Seller. Anything in SECTION 6.1 hereof to the contrary notwithstanding, no claim may be asserted nor any action commenced against Seller, Burnam or Rosenthal for breach of any representation or warranty contained herein unless written notice of such claim or action is received by Seller, Burnam or Rosenthal describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in SECTION 6.1 hereof, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

               (b) Investor agrees to give Seller, Burnam and Rosenthal prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has knowledge concerning any Loss as to which it may request indemnification hereunder. Seller, Burnam and Rosenthal shall have the right to direct, through counsel of their own choosing, the defense or settlement of any such claim or proceeding at their own expense, which counsel shall be reasonably satisfactory to Investor. If Seller, Burnam and Rosenthal elect to assume the defense of any such claim or proceeding, Investor may participate in such defense, but in such case the expenses of Investor shall be paid by Investor. Investor shall provide Burnam

                                          9.

and Rosenthal with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with Burnam and Rosenthal in the defense or settlement thereof, and Seller, Burnam and Rosenthal shall reimburse Investor for all its reasonable out-of-pocket expenses in connection therewith. If Seller, Burnam and Rosenthal elect to direct the defense of any such claim or proceeding, Investor shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless Seller, Burnam and Rosenthal consent in writing to such payment or unless Seller, Burnam and Rosenthal, subject to the last sentence of the SECTION 4.1 (b), withdraw from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of Seller, Burnam and Rosenthal is entered against Investor for such liability. If Seller, Burnam and Rosenthal shall fail to defend, or if after commencing or undertaking any such defense, fail to prosecute or withdraw from such defense, or if (x) any claim seeks an injunction, restraining order, declaratory relief or other non-monetary relief and, if decided adversely, such claim would have a material adverse effect on the financial condition, prospects, assets, liabilities, operations, results of operations or business or Investor or (y) the named parties to any such action or proceeding (including any impleaded parties) include Investor and Seller, Burnam or Rosenthal and Investor shall have been advised by counsel that there are one or more legal or equitable defenses available to Investor which are different from or additional to those available to Seller, Burnam or Rosenthal, then Investor shall have the right to undertake the defense or settlement thereof, at Seller's, Burnam's and Rosenthal's expense. If Investor assumes the defense of any such claim or proceeding pursuant to this SECTION 4.1(b) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then Investor shall give Seller, Burnam and Rosenthal prompt written notice thereof.

               (c) Except as set forth in this Agreement, neither Seller, Burnam nor Rosenthal are making any representation or warranty with respect to the matters contained herein.

          4.2  INDEMNIFICATION BY INVESTOR.

               (a) Investor agrees, subject to the other terms and Conditions of this Agreement to indemnify Seller against, and hold Seller harmless from, all Indemnified Losses incurred by Seller arising out of the material breach of any representation and warranty of Investor herein. Anything in SECTION 6.1 hereof to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against Investor for breach of any representation or warranty contained herein unless written notice of such claim or action is received by Investor describe in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in SECTION 6.1 hereof, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

               (b) Seller Agrees to give Investor prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which they have knowledge concerning Indemnified Losses as to which it may request indemnification hereunder. Investor


                                         10.

shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense, which counsel shall be reasonably satisfactory to Seller. If Investor elects to assume the defense of any such claim or proceeding, Seller may participate in such defense, but in such case the expenses of Seller shall be paid by Seller. Seller shall provide Investor with access to its records relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with Investor in the defense or settlement thereof and Investor shall reimburse Seller for all reasonable out-of-pocket expenses in connection therewith. If Investor elects to direct the defense of any such claim or proceeding, Seller shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless Investor consents in writing to such payment or unless Investor, subject to the last sentence of the is SECTION 4.2(b), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of Investor is entered against Seller for such liability. If Investor shall fail to defend, or if, after commencing or undertaking any such defense, Investor fails to prosecute or withdraws from such defense or if (x) any claim seeks an injunction, restraining order, declaratory relief or other non-monetary relief and, if decided adversely, such claim would have a material adverse effect on the financial condition, prospects, assets, liabilities, operations, results of operations or business of Seller of (y) the named parties to any such action or proceeding (including any impleaded parties) include Investor, Seller shall have been advised by counsel that there are one or more legal or equitable defenses available to Seller which are different from or additional to those available to Investor, then Seller shall have the right to undertake the defense or settlement thereof at Investor's expense. If Seller assumes the defense of any such claim or proceeding pursuant to this SECTION 4.2(b) and propose to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect to thereto, then Seller shall give Investor prompt written notice thereof.

               (c) Except as set forth in this Agreement, Investor is not making any representation or warranty with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation or warranty contained herein shall give rise to any right on the part of Seller, after the Closing, to rescind this Agreement or any of the transactions contemplated hereby.

          4.3 GENERAL PROVISIONS. If the indemnifying party is controlling the defense of a claim, the indemnifying party will not, without the prior written consent of the indemnified party, enter into any settlement of such claim which could reasonably be expected to lead to liability or create any financial or other obligation on the part of the indemnified party. If the indemnified party is controlling the defense of a claim, the indemnified party will not enter into any settlement of such claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld. The controlling party shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such claim and timely notices of, and the right to participate in (as observer), any hearing or other court proceeding relating to such claim.


                                         11.

                                      SECTION 5

                                 CONDUCT OF BUSINESS
                              PENDING REPAYMENT OF NOTE

          From the date of this Agreement and so long as any principal, interest or other amounts remain outstanding under the Note, the Seller, Burnam, Rosenthal and Investor covenant that, except as otherwise consented to in writing by Investor in its sole discretion, they shall either satisfy or cause to be satisfied the following:

          5.1 ORDINARY COURSE. Seller shall carry on its business in accordance with that certain Business Plan dated as of July 7, 1997, as amended October 8, 1997, previously approved by Investor.

          5.2 NO ACQUISITIONS. Seller shall not acquire or agree to acquire assets of any business or acquire or agree to acquire any corporation, partnership, association or other business organization or division thereof, except in the ordinary course of business.

          5.3 NO DISPOSITIONS. Seller shall not sell, lease or otherwise dispose of any assets of its business.

          5.4 EMPLOYEES. Seller shall not grant any material increase in the Compensation payable to any of its employees except for increases made in the ordinary course of business.

          5.5 MORTGAGES, LIENS AND OTHER ENCUMBRANCES. Seller shall not create, assume of incur any mortgage, lien, pledge or other encumbrance of any kind in respect of any of its properties other than immaterial mortgages, liens, pledges or other encumbrances incurred in the ordinary course of business.

          5.6 MATERIAL AGREEMENTS. Seller shall not enter into any lease property for equipment or any agreement that is material to its business, except in the ordinary course of business.

          5.7 CAPITAL EXPENDITURES. Seller shall not make or commit to any capital expenditures or commitments exceeding $5,000 in the aggregate.

          5.8 LIMITATION ON RESTRICTED PAYMENTS. Seller shall not, directly or indirectly, (i) declare or pay any dividend, or make any distribution on account of Seller's capital stock or Units (or on the capital stock or Units of any subsidiary thereof); (ii) purchase, redeem or otherwise acquire or retire for value any capital stock of Seller or any subsidiary or other affiliate thereof; or (iii) purchase, redeem or otherwise acquire or retire for value prior


                                         12.

to maturity Indebtedness that is subordinated to the Note (other than those two prior loans from the Physicians to Seller in the aggregate principal amount of $70,000 (the "Physician Loans") or those prior loans from Tokai Bank to Seller in the aggregate principal amount of approximately $70,000 (the "Tokai Loans")).

          5.9 LIMITATION ON INCURRENCE OF INDEBTEDNESS. Seller shall not, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness. For purposes of this Agreement, "Indebtedness" means, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, but excluding trade payables arising in the ordinary course of business; provided, that the term "Indebtedness" shall not include the Note, the Physician Loans or the Tokai Loans.

          5.10 BOARD OF DIRECTORS Seller shall cause two seats on Seller's Board of Directors (including the position of chairman) to be filled at all times by individuals nominated by Investor.

          5.11 PHYSICIAN ADVANTAGE LLC. Neither Seller, Burnam nor Rosenthal shall cause the Certificate of Formation or Operating Agreement of Physician Advantage LLC to be amended in any way without the prior written consent of Investor.

          5.12 MAINTENANCE OF PROPERTY, INSURANCE.     Seller shall (i keep all
property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance on all its property and (iii) furnish to Investor, upon written request, full information as to the insurance carried.

          5.13 CORPORATE FRANCHISE.     Seller shall do or cause to be done all
things necessary to preserve and keep in full force and effect the existence and the material rights, franchises, licenses and patents of Seller.

          5.14 COMPLIANCE WITH LAW. Seller shall comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).



                                         13.

          5.15 TAXES. Seller shall pay when due all taxes, except as contested in good faith and by appropriate proceedings if adequate reserves (in the good faith judgment of the management of Seller) have been established with respect thereto.

          5.16 TRANSACTIONS WITH AFFILIATES. Seller shall not enter into any transaction with any affiliate on terms that are less favorable to Seller than those that might be obtained in an arm's length transaction at the time from a person who is not an affiliate (except for with respect to transactions with Investor or its affiliates).

          5.17 RESTRICTION ON FUNDAMENTAL CHANGES. Seller shall not (i) enter into any merger or consolidation, (ii) liquidate, wind-up or dissolve, (iii) convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of Seller's business or assets,
(iv) change its capital or legal structure or (v) issue, or reserve for issuance, pursuant to an employee equity incentive plan Units of Seller not presently provided for in Seller's Operating Agreement. Seller shall not issue any Units or other equity securities of Seller for cash (except with regard to transactions with Investor or its affiliates).

          5.18 AGREEMENTS AFFECTING UNITS. Neither Seller, Burnam nor Rosenthal shall enter into voting agreements, voting trusts, irrevocable proxies or other agreements affecting the voting rights of Units of Seller or any agreements to which Seller, Burnam or Rosenthal is a party or by which it is bound providing for any call or put option, right of first refusal or offer or other rights to acquire or dispose of any Units of Seller or any convertible securities or option rights.


                                      SECTION 6

                                    MISCELLANEOUS

          6.1 SURVIVAL. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the parties hereto contained herein shall survive the execution of this Agreement (the "Closing"), regardless of any investigation made by on behalf of any Member, for a period of three (3) years after the Closing; provided, however, that the representations and warranties set forth in SECTION 3.8 hereof shall survive the Closing until the applicable period under the statute of limitations (and any extension thereof), if any, therefore has expired, and the representations and warranties set forth in SECTION 3.14 hereof shall be unlimited as to duration.

          6.2 SUCCESSORS AND ASSIGNS. The Terms and conditions of this Agreement shall insure to the benefit of and be binding upon the respective successors and assigns of the parties.


                                         14.

          6.3 GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with, and its validity and performance shall be governed by, the laws of the State of California, without reference to conflicts of laws principles thereof.

          6.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience of reference only and are not be considered in construing or interpreting this Agreement.

          6.6 NOTICES. Except as otherwise provided herein, all notices, requests, demands and other communications under this Agreement shall be in writing, and if by telegram or telecopy, shall be deemed to have been validly served, given or delivered when sent, or if by personal delivery or messenger or courier service, shall be deemed to have been validly served, given or delivered upon actual delivery (but in no event may notice be given by deposit in the United States mail), at the following addresses, telephone and facsimile numbers (or such other address(es), telephone and facsimile numbers a party may designate for itself by like notice):

          If to Investor:          Westminster Capital, Inc.
                                   Suite M-10
                                   9665 Wilshire Boulevard
                                   Beverly Hills, California 90212
                                   Attention:  Keenan Behrle
                                   Telephone:  (310) 278-1930
                                   Fax:        (310) 271-6274

          With a copy to:          Riordan & McKinzie
                                   29th Floor
                                   300 South Grand Avenue
                                   Los Angeles, California 90071
                                   Attention:  Ronn S. Davids
                                   Telephone:  (213) 229-8562
                                   Fax:        (213) 229-8550



                                         15.

          If to Seller:            Physician Advantage LLC
                                   Suite 711
                                   16133 Ventura Boulevard
                                   Encino, California 91436
                                   Attention:  Michael H. Burnam
                                               Sheldon A.E. Rosenthal
                                   Telephone:  (818) 906-7999
                                   Fax:        (818) 906-3098

          With a copy to:          Phillips, Nizer, Benjamin, Krim and Ballon
                                   LLP
                                   666 5th Avenue
                                   New York, New York 10103
                                   Attention:  Stephen M. Nagler
                                   Telephone:  (212) 841-0529
                                   Fax:        (212) 262-5152

          6.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the party against which such amendment or waiver is to be enforced.

          6.8 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.9 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection herewith, including, without limitation, that certain letter from Investor to Dr. Michael H. Burnam and Dr. Sheldon A.E. Rosenthal, dated May 6, 1997.




                                         16.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   INVESTOR:

                                   WESTMINSTER CAPITAL, INC.,
                                   a Delaware corporation


                                   By:   /s/  Keenan Behrle
                                      -------------------------------
                                        Name:   Keenan Behrle
                                               ----------------------
                                        Title:  E.V.P.
                                               ----------------------

                                   SELLER:

                                   PHYSICIAN ADVANTAGE LLC,
                                   a Delaware limited liability company


                                   By:   /s/   Michael H. Burnam
                                      -------------------------------

                                        Name:   Michael H. Burnam
                                               ----------------------
                                        Title:  CEO
                                               ----------------------

                                   BURNAM:

                                      /s/ Michael H. Burnam, M.D.
                                   ----------------------------------
                                   Michael H. Burnam, M.D.


                                   ROSENTHAL:

                                     /s/ Sheldon A.E. Rosenthal M.D.
                                   ----------------------------------
                                   Sheldon A.E. Rosenthal, M.D.





                                         17.

                                     SCHEDULE 3.8

                                        TAXES



No exceptions.

                                    SCHEDULE 3.10

                                CONSENTS, NO CONFLICTS



No exceptions.

                                      EXHIBIT A

                               CONVERTIBLE SECURED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN COMPLIANCE WITH SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

--------------------------------------------------------------------------------

                               CONVERTIBLE SECURED NOTE

--------------------------------------------------------------------------------

Up to $2,000,000.00                                            November 20, 1997

     FOR VALUE RECEIVED, PHYSICIAN ADVANTAGE LLC, a Delaware limited liability company (the "Company"), hereby promises to pay to the order of WESTMINSTER CAPITAL, INC., a Delaware corporation ("WCI," and together with any assignee or transferee of WCI, the "Holder"), the principal sum of TWO MILLION DOLLARS ($2,000,000.00), or such lesser amount of the outstanding unpaid principal balance as shall have been borrowed from time to time (an "Advance") as indicated on the Schedule of Loans ("Loan Schedule") attached hereto as SCHEDULE 1 and incorporated herein by reference, as such schedule may be amended from time to time. This Convertible Secured Note (this "Note") has been issued pursuant to the terms of that certain Convertible Secured Note Purchase Agreement between the Company, the Physicians and the Holder dated as of November 20, 1997 (the "Purchase Agreement") and is subject to and entitled to the benefits of the Purchase Agreement. Capitalized terms used in this Note which are not defined in this Note shall have the meanings given to such terms in the Purchase Agreement.

     1. INTEREST. Interest on Advances made under this Note shall accrue at a floating rate equal to the Prime Rate plus one percent (1.0%) per annum, compounded monthly, with respect to the principal amount of each Advance from the date such Advance is made until the date such Advance is repaid or converted into shares of the Company's Units as set forth herein and as provided for in the Purchase Agreement. Subject to the provisions regarding payment contained in SECTION 3 below, interest payments on an Advance shall be required on a monthly basis commencing on the first year anniversary of the relevant Advance.

     2. BORROWINGS. Advances hereunder shall each be conditioned upon the receipt by the Company of a written Notice of Borrowing in the form of EXHIBIT A attached hereto. Such Advances must be for at least One Hundred Thousand Dollars ($100,000) or such amount plus a whole multiple of Fifty Thousand Dollars ($50,000) in excess thereof. The date and the amount of each Advance shall be recorded on the Schedule of Loans. No amounts may be borrowed under this Note after the Due Date. The maximum unpaid principal balance outstanding at any time under this Note shall not exceed Two Million Dollars ($2,000,000).

     Notwithstanding the foregoing, WCI's obligation to make Advances under this Note shall terminate immediately as of any one of the dates set forth in the chart below, unless as of such date the Company shall have (i) enrolled not less than the number of physicians set forth next to such date, and (ii) shall have produced net income before taxes for the three month period ending on such date of not less than the amount set forth next to such date:

                                         NUMBER OF             NET INCOME
           DATE                          PHYSICIANS            BEFORE TAXES
    ---------------------             --------------         ---------------
     March 31, 1998                          4,880                       $0

     June 30,  1998                          7,800                 $125,000

     September 30, 1998                     10,800                 $200,000

     December 31, 1998                      13,800                 $300,000

     March 31, 1999                         17,800                 $375,000

     June 30, 1999                          25,800                 $450,000

     September 30, 1999                     29,800                 $500,000

     December 31, 1999                      33,800                 $500,000

     March 31, 2000                         37,800                 $500,000

     June 30, 2000                          41,800                 $500,000

     September 30, 2000                     50,800                 $500,000

     December 31, 2000                      54,800                 $500,000

     3. PAYMENT. The outstanding principal of and all accrued and unpaid interest on all outstanding Advances shall be immediately due and payable on the occurrence of an Acceleration Event. If no Acceleration Event has occurred prior to the third anniversary of the issuance of this Note, then the outstanding and unpaid principal of and all accrued and unpaid interest on all outstanding Advances shall be payable in 24 equal monthly installments beginning on the date of such third anniversary.

     4. PREPAYMENT. The Company may prepay all or any portion of the outstanding and unpaid principal balance of this Note at any time following thirty days prior written notice to Holder, without premium or penalty; provided, however, that Holder may, at its sole option at any time prior to the expiration of such thirty day notice period and in lieu of such prepayment, require the Company to convert this Note in accordance with the provisions of
SECTION 7; provided, further, that with any prepayment, the Company shall also prepay all accrued but unpaid interest on the portion of the outstanding and unpaid principal which is being prepaid. The date and the amount of each payment of principal and accrued interest shall be recorded on the Schedule of Loans.

     5. MANNER OF PAYMENT. Payments of principal and interest by the Company shall be made in lawful money of the United States of America (by wire transfer in funds immediately available at the place of payment) to such account as Holder may designate in writing to the Company and, if to WCI, to: Wells Fargo Bank, California 90210, ABA No. 121000248; Account No. 0645025297 (or such other place of payment that WCI may designate in writing to the Company). Any payments due hereunder which are due on a day which is not a business day shall be payable on the first succeeding business day and such extension of time shall be included in the computation of interest due hereunder.

     6. DEFINITIONS. As used in this Note, the following terms shall have the meanings set forth below.

          6.1 The term "Acceleration Event" shall mean the first to occur of the following:

               (a) The consummation of the sale of additional debt or equity financing by the Company;

               (b) Any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred (except for a conversion of this Note pursuant to SECTION 7 hereof, provided that such conversion is not in connection with a transfer by the Holder of all or substantially all of its interests in the Company), or a sale of all or substantially all of the assets of the Company; or

               (c)  The Company's dissolution or liquidation.

          6.2 The term "Due Date" shall mean the earlier of an Acceleration Event or the third anniversary of the issuance of this Note.

          6.3 The term "Event of Default" shall mean any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) Default in the payment of any interest upon this Note as and when the same shall become due and payable, and continuance of such default for a period of five (5) business days;

               (b) Default in the payment of the principal of this Note as and when the same shall become due and payable at maturity, by declaration or otherwise, and continuance of such default for a period of five (5) business days;

               (c) A material default or breach (after any applicable cure period) in the Company's performance of any of its obligations under this Note (other than as set forth in (a) or (b), above, and the continuance of such default for a period of fifteen (15) business days following notification of such default or breach by the Holder), the Purchase Agreement or the Pledge and Security Agreement;

               (d) A payment or other default by the Company under any indebtedness in an aggregate principal amount in excess of $50,000, if such default causes or results in the acceleration of the maturity of such indebtedness or the failure to pay any such indebtedness as its final maturity, and the continuance of such default for a period of five (5) business days;

               (e) An involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company or the winding up or liquidation of the affairs of the Company: and such case or proceeding shall remain unstayed and undismissed for a period of sixty (60) days, or an order for relief shall be entered against the Company under the Federal bankruptcy laws as now or hereafter in effect;

               (f) The Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or the Company shall make any general assignment for the benefit of creditors; or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

               (g) Upon the death or Permanent Disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or the resignation or withdrawal from the Company of either of Michael H. Burnam or Sheldon A.E. Rosenthal.

          6.4 The term "Prime Rate" shall mean the interest rate that is quoted as the "prime rate" by Wells Fargo Bank, as such interest rate shall change from time to time.

     7.   CONVERSION.

          (a) VOLUNTARY CONVERSION. At the option of the Holder, in the event that, at any time, (i) the unpaid principal balance of and all accrued and unpaid interest on all outstanding Advances made pursuant to this Note equals or exceeds Two Hundred Seventy Thousand Dollars ($270,000.00) (the "Unpaid Amount"), (ii) the Holder contributes the difference between Two Hundred Seventy Thousand Dollars ($270,000) and the unpaid principal balance of and all accrued and unpaid interest on all outstanding Advances to the Company (collectively with the Unpaid Amount, the "Converted Amount"), or
(iii) an Acceleration Event or Event of Default has occurred, Holder shall have the right, at its option, at any time thereafter, to convert the Converted Amount into that number of Units of the Company that, when divided by the total number of Units that are then outstanding (after giving effect to the conversion of this Note, the conversion of any outstanding convertible debt instruments, and the exercise of any outstanding options or warrants to purchase Units), will equal fifty-five percent (55%), expressed as a decimal. Units into which such amount is converted shall be credited as fully paid and shall rank in PARI PASSU in all respects and form one class with all other Units outstanding at the date of such conversion. For example, if, the Company has outstanding 1,000,000 Units and no options, warrants or convertible debt instruments, Holder may, at its option, convert this Note into 1,222,222 Units.

          (b) MECHANICS OF CONVERSION. Upon written notice of conversion of the Note pursuant to an Election to Convert in the form of EXHIBIT B attached hereto, the Company will, as soon as practicable thereafter, issue and deliver to the Holder (i) a certificate for the number of Units to which the Holder shall be entitled, and (ii) an amended and restated promissory note in substantially the same form as this Note, but with the outstanding principal and interest amounts included on the attached Schedule of Loans reduced by the Converted Amount. In the case of exercise pursuant to SECTION 7 hereof, such conversion shall be deemed to have occurred as of the close of business on the date of the surrender of this Note as provided for above, the Holder shall be treated as the record holder of the Units received upon conversion as of the close of business on such date and the Holder shall promptly execute a signature page to the Company's Operating Agreement whereby the Holder shall become a Member of the Company (as defined in the Operating Agreement) as of the close of business on such date. Notwithstanding anything contained in this Note to the contrary, Holder may only exercise its right of conversion pursuant to this
SECTION 7 on one occasion.

          (c) PAYMENT OF TAXES. The Company will pay all taxes that may be payable in respect of the issue or delivery of Units upon conversion of this Note; provided, that Holder shall pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Units in a name other than that in which this Note so converted was registered.

     8. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of any Event of Default, the principal of and all accrued and unpaid interest on all Advances made pursuant to this Note shall become immediately due and payable without any declaration or other act on the part of the Holder and all without demand, presentment, notice, or protest, all of which are hereby expressly waived, and the Holder may exercise any right or power available to it under this Note, at law or in equity, all of which rights and powers may be exercised cumulatively and not alternatively. No delay or omission of the Holder of this Note to exercise any right or power accruing upon any Event of Default occurring and continuing shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

     9. SECURITY. This Note is secured by a first priority security in all of the assets of the Company (including the stock of AMC) and all of the Units of the Company held by Michael H. Burnam and Sheldon A.E. Rosenthal pursuant to a Pledge and Security Agreement of even date herewith among the Company, Drs. Burnam and Rosenthal, and Holder.

     10. NO SETOFFS; WAIVERS, ETC. The Company's obligations under this Note shall be paid and performed by the Company without any defenses, claims, setoffs, counterclaims, recoupments, reductions, limitations, impairments or terminations which the Company may now have or hereafter has or could have against Holder, and the Company hereby waives all of the same. The Company hereby waives the benefit of all laws now or hereafter enacted affording any right to any appraisement, any stay of execution or extension of time for payment. Except as set forth herein, notice of demand, presentation for payment, notice of non-payment or dishonor, protest and notice of protest and notice of protest are hereby waived by the Company. The Company agrees that the granting, without notice of any extensions or extensions of time for payment of any sum or sums due hereunder, of for the performance of any covenant, condition or agreement contained herein, or the granting of any other indulgences to the Company, or any other modification or amendment of this Note, or the acceptance, release or substitution by Holder of any security, shall in no way release or discharge the liability of the Company.

     11. HIGHEST RATE PERMITTED. Notwithstanding anything in this Note to the contrary, no provision of this Note shall require the payment or permit the collection of interest in excess of the highest rate permitted by applicable law, and any portion of the interest otherwise payable under this Note which is in excess of the highest rate permitted by applicable law shall be cancelled automatically or (if heretofore paid) shall, at the option of the Company, be either refunded to the Company or credited to the principal amount of this Note.

     12. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Note are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     13. COVENANT TO RESERVE SECURITIES. The Company shall at all times reserve, for the purpose of issuance upon the conversion into Units, such number of its duly authorized Units as shall from time to time be sufficient to comply with the terms of this Note ("Reserved Units"), and if at any time the number of authorized but unissued Units shall not be sufficient, the Company will take such action as may in the opinion of its counsel be necessary to increase its authorized but unissued Units to such number of Units as shall be sufficient for such purpose.

     14. COVENANT TO TAKE ALL PROPER LEGAL STEPS FOR CONVERSION. The Company represents and covenants that it will at all times promptly do any and all lawful things necessary to permit the conversion into Units of the Converted Amount as provided herein and, among other things, to that end will expeditiously and by proper action take all steps necessary to have available to meet full conversion a sufficient number of Units.

     15. ASSIGNMENT. Subject to compliance with all applicable federal and state securities laws, Holder may assign all or any portion of this Note at any time or from time to time without the consent of the Company, provided that the Holder may not assign its rights pursuant to SECTION 7 hereof other than to a Permitted Transferee (as defined in the Operating Agreement). Each assignment of this Note, whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Note at the Company's offices, together with appropriate instruments of assignment, duly completed and executed. Upon such surrender and delivery, the Company shall execute and deliver within three (3) business days a new Note or Notes in the name of the assignee or assignees specified in such assignment and in the denominations specified therein, and this Note shall promptly be cancelled. In the event any portion of this Note is not being assigned, the Company shall issue to Holder within three (3) business days a new Note evidencing the portion not so assigned. In the event the Note originally issued has been divided and is held at any time by more than one
(1) holder, any payments of principal and interest made pursuant to this Note shall be made pro rata with respect to all outstanding Notes in accordance with the respective principal amounts of such Notes.

     16.  MISCELLANEOUS.

          (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands and other communications under this Note shall be in writing, and if by telegram or telecopy, shall be deemed to have been validly served, given or delivered when sent, or if by personal delivery or messenger or courier service, shall be deemed to have been validly served, given or delivered upon actual delivery (but in no event may notice be given by deposit in the United States mail), at the following addresses, telephone and facsimile numbers (or such other address(es), telephone and facsimile numbers a party may designate for itself by like notice):

          If to the Holder:             Westminster Capital, Inc.
                                        Suite M-10
                                        9665 Wilshire Boulevard
                                        Beverly Hills, California  90212
                                              Attention:  Keenan Behrle
                                              Telephone:  (310) 278-1930
                                              Fax:        (310) 271-6274

          With a copy to:               Riordan & McKinzie
                                        29th Floor
                                        300 South Grand Avenue
                                        Los Angeles, California  90071
                                              Attention:  Ronn S. Davids
                                              Telephone:  (213) 229-8562
                                              Fax:        (213) 229-8550

          If to the Company:            Physician Advantage LLC
                                        Suite 711
                                        16133 Ventura Boulevard
                                        Encino, California  91436
                                              Attention:  Michael H. Burnam
                                                          Sheldon A.E. Rosenthal
                                              Telephone:  (818) 906-7999
                                              Fax:        (818) 906-3098

          With a copy to:               Phillips, Nizer, Benjamin, Krim and
                                        Ballon LLP
                                        666 5th Avenue
                                        New York, New York  10103
                                        Attention:  Stephen M. Nagler
                                        Telephone:  (212) 841-0529
                                        Fax:        (212) 262-5152

          (b) COSTS OF COLLECTION. If any default is made in the payment of this Note, the Company shall pay the Holder all costs of collection, including, without limitation, reasonable attorneys' fees. Additionally, if any party undertakes legal action to enforce any of the terms of this Note, the unsuccessful party to such action shall pay the successful party's expenses, including reasonable attorneys' fees, incurred in such action.

          (c) GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflict of laws.

          (d) MODIFICATION. Neither this Note nor any provision hereof may be amended unless in an instrument in writing signed by the Holder and the Company.

          (e) SEVERABILITY. If any provision of this Note is held to be invalid, illegal, or unenforceable, such invalidity, illegality, and/or unenforceability shall not affect any other provision of this Note.

          (f) REPLACEMENT OF NOTE. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction, or mutilation of this Note, and (in the case of loss, theft, or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Note, the Company shall execute and deliver within three (3) business days, in lieu thereof, a new Note of like tenor.

          (g) SUCCESSORS. Except as set forth to the contrary herein, all the covenants, agreements, representations, and warranties contained in this Note shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors, and assignees.

          (h) HEADINGS. The section headings in this Note are inserted for purposes of convenience only and shall have no substantive effect.

     IN WITNESS WHEREOF, Physician Advantage LLC has executed this Note on November 20, 1997.


                                        PHYSICIAN ADVANTAGE LLC



                                        By:
                                             ---------------------------
                                             Michael H. Burnam
                                             Chief Executive Officer

                                                                      SCHEDULE I

                                  Schedule of Loans


                                       Amount of         Outstanding
                   Amount of Loan   Principal Paid    Principal Balance
     Date          Made This Date     This Date          This Date        Notation Made By
---------------  ----------------  ---------------  -------------------   ----------------
November 21,       $ 450,000.00           0            $  450,000.00      Keenan Behrle;
1997                                                                      Michael Burnam

                                                                       EXHIBIT A

                                 NOTICE OF BORROWING

     Pursuant to that certain Convertible Secured Note (as amended from time to time, the "Note") dated as of November 20, 1997, made by Physician Advantage LLC (the "Company") in favor of Westminster Capital, Inc. ("Investor"), this represents Company's request to borrow on November 20, 1997 from Investor the amount of $_______ (the "Advance"). The proceeds of such Advance are to be deposited in Company's account at the office of _______ located at __________________.

     The undersigned officer, on behalf of the Company, certifies that (i) the representations and warranties of the Company contained in the Note and in that certain Convertible Secured Note Purchase Agreement by and among Investor, the Physicians and the Company dated as of November 20, 1997 (the "Note Purchase Agreement") are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;
(ii) no Acceleration Event, Event of Default or potential Event of Default has occurred and is continuing or will result from the proposed borrowing; (iii) the Company has performed in all material respects all agreements and satisfied all conditions under the Note and the Note Purchase Agreement provided to be performed by it on or before the date hereof; and (iv) the Company has not violated any of the negative covenants contained in SECTION 5 of the Note Purchase Agreement.

Dated:                                       PHYSICIAN ADVANTAGE LLC
        ---------------



                                             By:
                                                 -------------------------------
                                             Title:
                                                   -----------------------------

                                                                       EXHIBIT B

                            Notice of Election to Convert

     The undersigned, as Holder of the Convertible Secured Note (the "Note") issued by Physician Advantage LLC (the "Company"), hereby elects to convert $270,000 of the outstanding and unpaid principal and accrued interest under Advances made pursuant to the Note into that number of Units of the Company, that, when divided by the total number of Units that are then outstanding (after giving effect to the conversion of the Note, the conversion of any outstanding convertible debt instruments, and the exercise of any outstanding options or warrants to purchase Units), will equal fifty-five percent (55%), expressed as a decimal. The undersigned further acknowledges that the Schedule of Loans shall be updated to indicate that the amount of principal and accrued interest outstanding under the Note has been reduced by $270,000 as of this date, in consideration of the conversion of the Converted Amount.


Date:
     -------------

                                             "Holder"

                                             Westminster Capital, Inc.

                                             By:
                                                 ---------------------------

                                             Please Print or Typewrite Name and
                                             Address, Including Zip Code, and
                                             Social Security or Other Taxpayer
                                             Identifying Number


                                             -----------------------------------
                                             Name


                                             -----------------------------------
                                             Address


                                             -----------------------------------
                                             Taxpayer Identification Number